Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Genco Shipping & Trading Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities(1)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Equity	Common Stock, $.01 par value per share(2)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Equity	Preferred Stock(3)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Other	Rights(4)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Other	Warrants(5)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Other	Units(6)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Other	Depositary Shares(7)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—
	Other	Purchase Contracts(8)	Rule 457(r)	(9)	(9)	(9)	(10)	(10)	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$750,000,000	—	—	—	—	S-3ASR	333-257979	7/16/2021	$88,111

	Total Offering Amounts					(9)		(10)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							(10)

(1)	Debt securities may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase debt securities that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.
(2)	Common stock may be issued (a) separately, (b) upon the exercise of warrants, rights or units to purchase common stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Shares of common stock issued upon conversion of securities will be issued without the payment of additional consideration.

(3)	Preferred stock may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase preferred stock that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby.
(4)	Rights represent rights to purchase any other securities registered hereby.
(5)	Warrants representing rights to purchase debt securities, common stock, preferred stock, units or depositary shares (as shall be designated by the registrant at the time of the offering), each of which is registered hereby.
(6)	Units that may consist of any combination of other securities registered hereby.
(7)	Depositary shares, represent a fractional share or multiple shares of our preferred stock, such preferred stock being registered hereby. Depositary shares may be issued (a) separately, (b) upon exercise of warrants, rights or units to purchase depositary shares that are registered hereby, (c) upon conversion of securities that are registered hereby or (d) pursuant to purchase contracts that are registered hereby. Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(8)	Purchase contracts are for the purchase and sale of securities registered hereby.
(9)

Pursuant to this Registration Statement, there are being registered such indeterminate number of debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares, and purchase contracts as may be offered at various times and at indeterminate prices, pursuant to the prospectus contained in the Registration Statement. There are also being registered hereunder an indeterminate amount or number of shares of the securities as may be issuable upon conversion or exchange of preferred stock, warrants, rights or units or pursuant to anti-dilution provisions thereof. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the registrant on its Registration Statement on Form S-3 (File No. 333-257979), filed with the Securities and Exchange Commission and automatically effective on July 16, 2021 the (“Prior Registration Statement”). The Prior Registration Statement included the registration of the offer and sale of an indeterminate number of debt securities, shares of common stock, shares of preferred stock, rights, warrants, units, depositary shares, and purchase contracts having an aggregate offering price of $750,000,000 previously registered on the registrant’s Registration Statement on Form S-3 (File No. 333-226016) filed with the Securities and Exchange Commission on June 29, 2018 and declared effective on July 20, 2018, which remained unsold as of the date of filing of the Prior Registration Statement.

(10)	The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the unsold securities under the Prior Registration Statement, and filing fees of $88,111 relating to such unsold securities, which will continue to be applied to such unsold securities in this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.